EXHIBIT 99.1

Heritage Oaks Bancorp Announces Resignation of Its Subsidiary's Executive Vice President/Chief Credit Officer William Yarbenet and the Appointment of New Executive Vice President/Chief Credit Officer William Schack

PASO ROBLES, Calif., June 4, 2013 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp (the "Company"), the holding company for Heritage Oaks Bank (the "Bank") (Nasdaq:HEOP), announced that the Bank's Executive Vice President and Chief Credit Officer William Yarbenet resigned effective May 31, 2013.

Simone Lagomarsino, President and Chief Executive Officer of the Company and the Bank, said, "On behalf of all of us at Heritage Oaks Bank, we would like to thank Bill Yarbenet for his dedication and the many contributions he made to the organization. We wish him well in the next phase of his career."

Ms. Lagomarsino announced the appointment of William Schack as Executive Vice President and Chief Credit Officer of the Bank. Mr. Schack joined the company on Tuesday, June 4, 2013.

"Bill Schack is a great addition to our executive management team," stated Lagomarsino. "We are very pleased to have someone with his level of experience and talents join our company. Bill's strong background in finance and credit as well as his leadership experience are important assets to us as we move forward."

Mr. Schack has extensive financial services industry experience. He was previously the chief credit officer at First California Bank since 2009 and was promoted to executive vice president there in 2011. Prior to joining Heritage Oaks Bank, Mr. Schack held various credit management positions at financial institutions in Southern California during his twenty year career.

Mr. Schack received his bachelor's degree from the University of California at Los Angeles and his MBA from the University of Southern California.

About Heritage Oaks Bancorp

Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank, which operates as Heritage Oaks Bank and Business First, a division of Heritage Oaks Bank. Heritage Oaks Bank has its headquarters plus one branch office in Paso Robles, two branch offices in San Luis Obispo, single branch offices in Morro Bay, Cambria, Arroyo Grande, Atascadero, and Templeton, two branch offices in Santa Maria, and loan production offices in Goleta and Ventura/Oxnard. The Business First division has one branch office in Santa Barbara. Heritage Oaks Bank conducts commercial banking business in San Luis Obispo County, Santa Barbara County, and Ventura County. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com. By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Forward Looking Statements

Certain statements contained in this press release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the "Act"). Statements concerning future performance, developments or events, management's expectations for growth, income forecasts, sales activity for collateral, and any other guidance on future periods, constitute forward-looking statements within the meaning of the Act and are subject to a number of risks and uncertainties. Actual results may differ materially from expectations expressed in any forward-looking statements as a result of such risks and uncertainties. Specific risks and uncertainties include, but are not limited to, the success of Heritage Oaks Bancorp (the "Company") in fulfilling the requirements of the memoranda of understanding entered into by the Company with the Federal Reserve Bank of San Francisco, the ongoing recession in the United States and the markets in which the Company operates, and the response of the federal and state government and banking regulators thereto, continued growth, the Bank's beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the Bank's operations, interest rates and financial policies of the United States government, continued weakness in the real estate markets within which we operate and general economic conditions. Additional information on these and other risk and uncertainties that could affect our business, operations and financial results are included in the Company's Securities and Exchange Commission filings. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements prove to be incorrect, the Company's results could differ materially and adversely from those expressed in, implied or projected by such forward-looking statements. The Company and the Bank assume no obligation to update such forward-looking statements and expressly disclaim any intent to do the same.

CONTACT: Simone Lagomarsino, President & Chief Executive Officer
         1222 Vine Street
         Paso Robles, California 93446
         805.369.5260
         slagomarsino@heritageoaksbank.com